UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

VIVINT SMART HOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 377-9111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed on its Form 8-K filed on February 13, 2023, on February 9, 2023, Vivint Smart Home, Inc. (the “Company”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law seeking validation of the Company’s Amended and Restated Certificate of Incorporation and the shares issued pursuant thereto to resolve any uncertainty with respect to those matters (the “Section 205 Action”). The Court of Chancery set a hearing date for February 27, 2023.

On February 27, 2023, the Court of Chancery held a hearing in the Section 205 Action and issued an order pursuant to Section 205 of the Delaware General Corporation Law validating the Company’s Amended and Restated Certificate of Incorporation and all shares of capital stock of the Company issued in reliance on the effectiveness of the Company’s Amended and Restated Certificate of Incorporation, each as of the date and time of the original issuance of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Garner B. Meads, III
Name: Garner B. Meads, III
Title: Chief Legal Officer and Secretary

Date: February 28, 2023